PRESS   RELEASE 2

GLOBALINK, LTD. ANNOUNCES CURRENT COMPANY ACTIVITIES AND

FUTURE DEVELOPMENTS

VANCOUVER, BC, Canada - May 1, 2014 - Globalink, Ltd. (OTC: GOBK) (“Globalink”), announces that further to the material change release in March 3 2014 in which a change of auditors, appointment of 2 new directors, appointment of a new Chief Executive Officer and Board Chairman as well as the acquisition of US$400,000 loans occurred,  the company has acquired a further loan of US$300,000 from the same lenders.  This further injection of capital into the company reshapes the future development of the Company.

The Company will now expand the website of its wholly-owned subsidiary OneWorld

Hotel Destination Services Inc. as well as developing a workable and efficient website for Globalink, Ltd., to be used for marketing, further exposure and investor awareness of our business developments.

Our Company is in the contract stage to acquiring  20% of the world's supply of raw material (Gingko leaves) and as our future development, develop a natural health maintenance system derived from Gingko leaves.  This maintenance system includes the well-known Gingko Biloba of the highest natural quality as well as other products to slow down brain cell degeneration.

With the acquired capital of US$700,000, it will prepare the stage to raise further capital via the tools and means that will be available to us to implement  our anticipated projects.

The Company is successful in its application to the BC Securities Commission to revoke its cease trade order levied on the Company on May 10, 2011 due to the Company's financial inability to comply with the SEDAR filing requirements  for the year 2011, 2012 and 2013.   The Company since February of 2014 has back filed all the required major filings for those 3 years and updated all other required filings and disclosures.   The cease trade order has been revoked on April 24, 2014 and the Canadian shareholders may trade again in the markets and the company with its administration in British Columbia may again raise capital for its operation.

About Globalink, Ltd.

Globalink, Ltd. was incorporated in the state of Nevada on February 3, 2006.  Until recently, the registrant has focused its efforts in the Internet Hotel booking services arena. The registrant has developed a proprietary online hotel-booking program for connecting users with available rooms in hotels across the world.  The registrant  now is also focusing on the development of the health maintenance system as a result of the presented opportunity to be able to supply 20% of the world's demand of the raw material.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that Globalink, Ltd. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Globalink, Ltd.’s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the “SEC”) and British Columbia Securities Commission (the "SEDAR"). Should one or more of these risks or uncertainties materialize, or should any of Globalink, Ltd.'s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Globalink, Ltd.'s forward-looking statements. Except as required by law, Globalink, Ltd. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release.  Investors are advised to carefully review the reports and documents that Globalink, Ltd. files from time to time with the SEC and SEDAR, including its Annual, Quarterly and Current Reports.

Contact:

Robin Young, President

(604) 828-8822

.